UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2008

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey  08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2008, the Compensation Committee (the “Committee”) of the Board of Directors for PHH Corporation (“PHH”, “Company”, “we” or “us”) approved (i) the amendment and restatement of existing severance agreements (the “Restated Severance Agreements”) for certain executive officers and (ii) the execution of new severance agreements (the “New Severance Agreements,” together with the Restated Severance Agreements, the “Severance Agreements”) for certain other executive officers.   The Severance Agreements provide post-termination payments of severance to each executive officer in the event that one of the following termination events (the “Termination Events”) occurs on or prior to the first anniversary of a change in control of the Company (as such term is defined in the Severance Agreements): (i) the involuntary termination of employment other than for “cause” or “disability” (as such terms are defined in the Severance Agreements) or (ii) the voluntary termination of employment as a result of (a) a change in the required location of the executive officer’s employment in excess of 50 miles, (b) the material diminution of the executive officer’s duties and responsibilities as of the date of the applicable Severance Agreement, subject to certain enumerated exceptions, or (c) a reduction in the executive officer’s base salary or a material reduction in compensation opportunity as of the date of the applicable Severance Agreement. On January 14, 2008, we entered into Restated Severance Agreements with George J. Kilroy, President and Chief Executive Officer of PHH Arval, and William F. Brown, Senior Vice President, General Counsel and Corporate Secretary of the Company, and a New Severance Agreement with Mark R. Danahy, Senior Vice President and Chief Financial Officer of PHH Mortgage.  In the event of a Termination Event occurring on or prior to the first anniversary of a change in control of the Company, Messrs. Kilroy, Danahy and Brown would receive $1,800,000, $1,137,500 and $900,000, respectively, in a lump sum payment, subject to certain conditions including, but not limited to, the execution of a general release of any claims against us and our affiliates. The foregoing description of the Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Severance Agreements, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits

10.1	Form of PHH Corporation Severance Agreement for Certain Executive Officers as approved by the PHH Corporation Compensation Committee on January 10, 2008.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ Terence W. Edwards
	Name:	Terence W. Edwards
	Title:	President and Chief Executive Officer

Dated: January 14, 2008